SECURITIES AND EXCHANGE COMMISSION

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POST EFFECTIVE
AMENDMENT NO. 1 T0
FORM S-1
ON
FORM S-1
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League Now Holdings Corporation
(Exact Name of Small Business Issuer in its Charter)

FLORIDA		20-35337265
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

4075 Carambola Circle North
Coconut Creek, Florida 33066

(954) 366-5079
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

4075 Carambola Circle North
Coconut Creek, Florida 33066

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	38,876	$93,302	$2.40	$3.67

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange and, in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. As discussed herein, the price of $2.40 is based on a private offering at $0.40 per share and an adjustment pursuant to the 6 for 1 reverse split that the Board of Directors approved on May 29, 2009.  It is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

** These numbers are adjusted based on the 6 for 1 reverse split that was effective on July 1, 2009.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JANUARY __, 2010

The registrant hereby amends this registration statement on such date or dates as may be necessary, to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

LEAGUE NOW HOLDINGS CORPORATION
38,876SHARES OF
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus. Our Common Stock is presently not traded on any market or securities exchange. The 38,876 shares of our Common Stock can be sold by selling security holders at a fixed price of $2.40 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING ‘RISK FACTORS’ BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  January ___, 2010

ABOUT OUR COMPANY

We were incorporated under the laws of the State of Florida in September 2005.  On September 21, 2005, we entered into an Asset Purchase Agreement with Anthony Warner pursuant to which we acquired the domain name, ‘www.leaguenow.com’, its design, associated copyrights and trademarks and all business related to the website including the customer database. Based upon the same, we operate as an application service provider offering web-based services for the online video gaming industry under the existing web property currently displayed at the URLwww.LeagueNow.com.

We are an application service provider offering web-based services for online video game users. We commenced offering our services in October 2005 through a subscription basis. During 2007 we changed our direction by using an advertising model. To date, we have generated limited revenue. Our strategy is directed toward the satisfaction of our registered members needs through offering integrated internet technology for the online video game industry that quickly and easily allows individuals to enter and play in  peer organized leagues within the United States and worldwide, 24 hours a day, 7 days a week.

The company offers a free service for registered users where players of sports genre video games can participate in peer organized leagues. Currently the site offers fully operational  leagues for four (4) games, football, baseball, basketball, and hockey each identified by the market names Madden 2006, MLB 2006, NBA Live 2006, and NHL 2006 respectively.  While the four (4) leagues are fully operational they need to be updated for 2008and on an annual basis to reflect the roster changes of the corresponding sports teams. We currently have one employee and approximately 3,000 registered members.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus. The selling stockholders are selling shares of Common Stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $2.40 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our Common Stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with ‘Management’s Discussion and Analysis’, ‘Plan of Operation’ and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the year ended December 31, 2008 and 2007 are derived from our audited financial statements and our unaudited financial statements for the three months ended September 30, 2009.

	For The 3 Months ended September 30, 2009 (Unaudited)	For The Year Ended December 31, 2008 (Audited)	For The Year Ended December 31, 2007 (Audited)
STATEMENT OF OPERATIONS

Revenues	-	1	334
Total Operating Expenses	(7,315)	73,034	69,431
Net Loss	(7,315)	(73,033)	(69,097)

	For The 3 Months Ended September 30, 2009 (Unaudited)	As of December 31, 2007 (Audited)	As of December 31, 2007 (Audited)
BALANCE SHEET DATA

Cash	-	3,789	14,812
Total Assets	-	3,789	14,812
Total Liabilities	144,224	91,681	29,671
Stockholders’ Equity (Deficit)	(144,224)	(87,892)	(14,859)

WHERE YOU CAN FIND US

Our business office is located at 4075 Carambola Circle North, Coconut Creek, Florida 33066.  Our telephone number is (954) 366-5079.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words ‘we’, ‘our’ or ‘us’ refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Florida in September 2005. We have $0 in cash, we have no significant financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. For the nine months ended September 30, 2009, the Company used cash in operations of $5,416 and had a net loss of $56,332, in addition, the Company had a working capital deficiency of $144,224 and a stockholders’ deficiency of $144,224. If we cannot generate sufficient revenues from our services, we may have to delay the implementation of our plan of operations.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF JAMES PREGIATO, OUR ONLY OFFICER. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of James Pregiato our only officer. We currently do not have an employment agreement with Mr. Pregiato. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

WE ARE SELLING OUR SERVICES IN A HIGHLY COMPETITIVE MARKET AND WE ARE UNSURE AS TO WHETHER OR NOT THERE WILL BE ANY CONSUMER DEMAND FOR OUR SERVICES.

Some of our competitors are much larger and better capitalized than we are. It may be that our competitors will better address the same market opportunities that we are addressing. These competitors, either alone or with collaborative partners, may succeed in developing business models that are more effective or have greater market success than our own. The Company is especially susceptible to larger internet service providers that invest more money in marketing. Moreover, the market for our products is large but highly competitive. There is little or no hard data that substantiates the demand for our products or how this demand will be segmented. It is possible that there will be low consumer demand for our products, or that interest in our products could decline or die out, which would cause us to be unable to sustain our operations.

WHILE NO CURRENT LAWSUITS ARE FILED AGAINST THE COMPANY, THE POSSIBILITY EXISTS THAT A CLAIM OF SOME KIND MAY BE MADE IN THE FUTURE.

While no current lawsuits are filed against the Company, the possibility exists that a claim of some kind may be made in the future. While we will work to insure high service quality and accuracy in all marketing and advertising, no assurance can be given that some claims for damages will not arise.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.40 for the shares of Common Stock was arbitrarily determined. The factors considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our Common Stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our Common Stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our Common Stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of Common Stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of Common Stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in August 2006 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our Common Stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our Common Stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the initial public offering price as prices for the Common Stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The Common Stock to be sold by the selling shareholders is Common Stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our Common Stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in ‘penny stocks’ are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our Common Stock and may affect your ability to resell our Common Stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 38,876 shares of our Common Stock held by 44 shareholders of our Common Stock, of which 16,995 were sold in our Regulation D Rule 506 offering completed in August 2007, 8,334 shares issued as founders share, and 11,667 shares issued in consideration for services rendered.

The following table sets forth the name of the selling stockholders, the number of shares of Common Stock beneficially owned by each of the selling stockholders as of January 31, 2008 and the number of shares of Common Stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

** These numbers are adjusted based on the 6 for 1 reverse split that was effective on July 1, 2009.

Name of selling stockholder	Shares of Common Stock owned prior to offering	Shares of Common Stock to be sold	Shares of Common Stock owned after offering	Percent of Common Stock owned after offering
James Pregiato	3,666,667	4,167	3,662,500	85.23%
Phyllis Dominiani	416,667	4,167	412,500	9.6%
Martin Scott CFO Consulting Services, Inc. (1)	8,334	4,167	4,167	0.001%
Network Transformation (2)	8,334	4,167	4,167	0.001%
Richard Anslow	1,334	1,334	0	0
Gregg Jaclin	1,167	1,167	0	0
Kristina Trauger	250	250	0	0
Gary Eaton	250	250	0	0
Eric Stein	84	84	0	0
Jennifer Ranucci	84	84	0	0
Asher Ailey	84	84	0	0
Stephen Galletto	84	84	0	0
Brian S. John	417	417	0	0
Richard Miller	625	625	0	0
Inge Goldstein	209	209	0	0
Martin Scott	625	625	0	0
Donald A. Mitchell	834	834	0	0
Ella Chesnutt	209	209	0	0
Edward Cohen	125	125	0	0
Scott Rhodes	834	834	0	0
Foundation Enterprises, LLC(3)	625	625	0	0
Robert L. Cohen	417	417	0	0
Mark B. Epstein	1,000	1,000	0	0
Charlene Shiffman	167	167	0	0
Phillip Lyons	167	167	0	0
Keith Wasserstrom	209	209	0	0
K & K Investment Enterprises, Inc.(4)	2,084	2,084	0	0
Kenneth Debritto	2,084	2,084	0	0
Rajhansa Family Trust (5)	834	834	0	0
Benjamin D. Cohen	209	209	0	0
Robert A. Longo	105	105	0	0
Caitlin Rogers	105	105	0	0
Max Dallman	105	105	0	0
Frances Pregiato	105	105	0	0
Kelly Painter	105	105	0	0
Jamie Fontaine	105	105	0	0
Louis DeLucia	105	105	0	0
Terence J. Delahunty	834	834	0	0
Gerald and Jane Krasker	834	834	0	0
Jill Krasker	209	209	0	0
Kimberly Gonzales	2,084	2,084	0	0
John Divine	2,084	2,084	0	0
William Flynn	417	417	0	0

(1)              Martin Scott is the beneficial owner of Martin Scott CFO Consulting Services, Inc. and therefore has investment control over their shares of our common stock
(2)              Juan Mosquera is the beneficial owner of Network Transformation, Inc. and therefore has investment control over their shares of our common stock.
(3)              Peter Zlotnick is the beneficial owner of Foundation Enterprises, LLC and therefore has investment control over their shares of our common stock.
(4)              Kenneth Debritto is the beneficial owner of K & K Investment Enterprises, Inc. and therefore has investment control over their shares of our common stock.
(5)              Dipak Rajhansa is the trustee of Rajhansa Family Trust. and therefore has investment control over their shares of our common stock.

To our knowledge, except for James Pregiato, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers. (1)

(1) Peter Goldstein is the principal of Global Business Resources, Inc., a shareholder of League Now Holdings corp., and he is also an affiliate of a registered broker/dealer, Grandview Capital Partners, Inc.  However,Global Business Resources, Inc., is not one of the selling shareholders and Peter Goldstein is not a beneficial owner of any of the selling shareholders.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.40 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our Common Stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $.40 until a market develops for the stock.

Once a market has been developed for our Common Stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our Common Stock is trading, market where our Common Stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales (if short sales were permitted) of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor the Company can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus.

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000.

Notwithstanding anything set forth herein, no NASD member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Executive Officer’s and Director’s and their respective ages as of January 12, 2010 are as follows:

NAME	AGE	POSITION

James Pregiato	53	President, Chief Executive Officer, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our Executive Officers and Directors for the past five years.

James Pregiato, 52, President.  Mr. Pregiato has been the President and sole Director of League Now Holdings Corporation since September 2005. Mr. Pregiato brings an extensive business background to his tenure with League Now. Mr. Pregiato is currently is a sales consultant for Coral Cadillac-Hummer in Pompano Beach, Florida, he has operated in this capacity since October 2005.  From June 2003 to October 2005 Mr. Pregiato was a sales consultant for Coral Springs, FL Pontiac – GMC.   Prior to his experience in the automobile industry, Mr. Pregiato served as a manager of V.P. Turnpike Caterers Inc., DBA Spring Street Deli in Ramsey, NJ from January 1997 through March 2003.  Mr. Pregiato was responsible for the company's scheduling, ordering, accounts payable and receivable, coordinating deliveries, and catering.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual General Meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of Common Stock as of January 7, 2010 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	James Pregiato 4075 Carambola Circle North Coconut Creek, FL 33066	3,666,667(1)	85.49%

Common Stock	Phyllis Dominiani 4075 Carambola Circle North Coconut Creek, FL 33066	412,500(1)	10.1%

Common Stock	All executive officers and directors as a group	3,666,667	85.49%

(1)	The percent of class is based 4,288,879 shares of our Common Stock issued and outstanding as of January 12, 2010.

DESCRIPTION OF SECURITIES

General

Our original Articles of Incorporation authorized 100,000,000 shares of Common Stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or By-Laws that would delay, defer or prevent a change in our control.

Common Stock

As of January 31, 2008, 25,733,125 shares of Common Stock are issued and outstanding and held by 44 shareholders. Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. In July 2009, we effectuated a 6 for 1 reverse stock split, As of January 12, 2010; there are 4,288,879 issued and outstanding.

Holders of Common Stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of our Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our Charter or By-Laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of Common Stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Preferred Stock

Our Articles of Incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of Common Stock.

Dividends

Since inception we have not paid any dividends on our Common Stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our Common Stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Other than Richard Anslow, Gregg E. Jaclin, Kristina Trauger, Eric Stein, Asher Ailey, Stephen Galletto and Gary Eaton,  No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.  Richard Anslow and Gregg Jaclin are partners of Anslow & Jaclin, LLP and Kristina Trauger, Eric Stein, Asher Ailey, Stephen Galleto and Gary Eaton are associates at such firm. Asher Ailey and Stephen Galleto are no longer associates of Anslow & Jaclin, LLP

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Florida Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Directors, Officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our Director, Officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in September 2005 in the State of Florida and 1,666,667 shares of Common Stock were issued to James Pregiato.

** These numbers are adjusted based on the 6 for 1 reverse split that was effective on July 1, 2009.
DESCRIPTION OF BUSINESS

League Now Holdings Corporation was incorporated in September 2005 in Florida. Our business office is located at 4075 Carambola Circle North, Coconut Creek, Florida 33066. Our telephone number is 954-366-5079.

On September 21, 2005, we entered into an Asset Purchase Agreement with Anthony Warner pursuant to which we acquired the domain name, ‘www.leaguenow.com’, its design, associated copyrights and trademarks and all business related to the website including the customer database. Based upon the same, we operate as an application service provider offering web-based services for the online video gaming industry under the existing web property currently displayed at the URL www.LeagueNow.com.

The Company is an application service provider offering web-based services for online video game users. We commenced offering our services in October 2005 through a subscription basis. During 2007 we changed our direction by using an advertising model. To date, we have generated limited revenue. Our strategy is directed toward the satisfaction of our registered members needs through offering integrated internet technology for the online video game industry that quickly and easily allows individuals to enter and play in  peer organized leagues within the United States and worldwide, 24 hours a day, 7 days a week.

The company offers a free service for registered users where players of sports genre video games can participate in peer organized leagues. Currently the site offers fully operational  leagues for four (4) games, football, baseball, basketball, and hockey each identified by the market names Madden 2006, MLB 2006, NBA Live 2006, and NHL 2006 respectively.  While the four (4) leagues are fully operational they need to be updated for 2008and on an annual basis to reflect the roster changes of the corresponding sports teams. We currently have one employee and approximately 3,000 registered members. The business strategy for the LeagueNow.com site is:

Provide a friendly easy to use Web site for registered members of the virtual community of players of video game consoles.
Make it appealing to current and new registered users to join by making the basic functionality of the site free.

Enhance the capabilities of the site to capture video game oriented content to be created at the site by its members.  Access to this content will be free to all registered users of the site.

All Current revenue generated by the site comes from the selling ad bannered space at each of the web pages via Google Adsense.

Additional revenue streams will be created by charging registered users for the use of enhanced functionality to be incorporated into the site, access to specialized content, and e-commerce of merchandise related to the video console industry.

League Now Inc. will pursue the creation and implementation of alternative facilities at the site that will accelerate the growth of the registered user community, the number of monthly page views, the price of thousand page views (CPM), and the sales of banner advertising at the site.

Current Features of our leagues

League Now Inc. is an existing application service provider offering web-based services for the online video gaming industry.  The success of the business model relies mostly on the capability of the site to attract a large number of users with the average visit stay time longer than one hour.  We currently have approximately 3,000 registered users.  The primary objective of League Now is to achieve the highest number of registered members and page views possible which will result in a revenue growth.

The current feature set includes:
·        League templates- Choose from a number of pre-defined league templates, such as the current NFL season with the current player rosters, or the current MLB season, or the current NBA season, or the current NHL season.
·        Automatic updates- Standings and statistic rankings are automatically updated.
·        Team and player statistics- Keep statisticsfor each team and/or for individual players.
·        Updates– Members update the statistic for their teams.
·        Automatic notifications- Members are notified of any updates to game results or statistics.

Video Game Industry

The global video game industry is estimated at $37.5 billion with growth predicted at a rate of 9.1% to the value of $48.9 billion by 2011.  The video game industry is considered one of the fastest-growing entertainment sectors due to new home and handheld gaming machines as well as Internet access and broadband adoption which have all played a significant role in the growth of the video games sector. By leveraging the Internet as a unique platform for the creation, monetization and promotion of gaming content, the industry has created a new channel that both drives and is driven by consumer demand. Major game sites routinely top Internet site rankings and whether played in a web browser or as a fully featured download, gaming has moved well beyond the realm of niche into the mainstream Multiplayer online gaming, multiplayer Internet gaming, and mobile multiplayer gaming now account for almost 50% of the revenues from online gaming within the United States. Subsequently, online gaming has migrated into an array of mobile platforms including cellular phones.

Community-based games can be loosely defined as those game experiences where the game is built for true online game play and can be both single and multi-player games. Because portals are aggregators of audiences, community becomes an important way for users to define themselves and for portals to define and target their services accordingly. It is also widely understood that community elements within games are an extremely powerful retention tool: audiences feel that they have an investment in their community personae.

U.S. video games sales are estimated at $17.9 billion in 2007, with an estimate of over Seventy-five percent of American households playing computer and video games. Our research indicates that the average game player is 30 years old and has been playing games for 9.5 years and forty-two percent of game players say they play games online one or more hours per week. We estimate that a growing percentage of gamers are women in their late thirties or even forties. EA claims it has 750,000 women annually subscribing to its casual web games site ‘Club Pogo’ Generally the demographic skews older (35+), additionally game players are comprised of students, teens, school-aged children as well as seniors.

Significant innovation in the networked gaming space, such as setting up premium subscriptions for casual multiplayer gaming and integrating networked gaming with instant messaging programs continues to spur the growth. New innovations that are already taking place in the Internet space are now trickling down to the networked gaming world. Ideas such as social networking, online commodity exchange, user-generated content, and peer-to-peer networking are all finding their way into networked gaming. Networked in-game advertisements now offer dynamic advertisements to gamers in real time and create new revenue streams for the gaming industry and their advertisers.

Competition

Competition in our industry is intense and we expect new competitors to continue to emerge in the United Statesand abroad. We compete in the entertainment industry for the leisure time and discretionary spending of consumers with other forms of media, such as motion pictures, television, social networking and music.

Our competitors vary in size and cost structure from very small companies with limited resources to very large, diversified corporations with greater financial and marketing resources than ours. For example, we compete with venture capital funded start-ups, traditional independent video game publishers, hardware and software manufacturers, casual entertainment websites, social networking websites, mobile games developers, foreign games developers and large media companies. We also compete with satellite radio, traditional radio and all other forms of entertainment.

The online market is new, rapidly evolving and intensely competitive. We specifically compete with a variety of companies with varied product or service offerings, including existing companies. Some examples of these sites are the following:

·             www.leaguedaddy.com
·             www.sportsgamer.com
·             www.maddenwars.com

Our competitive disadvantages include the fact that we are newly established and have not yet attracted a significant customer base nor have we added enhanced Premium features to our web site. Additionally, we have not established any additional banner advertising to date aside from Google Adsense.

We believe we have a competitive advantage due to the fact our site is easy to use and professionally presented. The number of screens has been kept to a minimum while offering increased functionality. Customer login time has been reduced to provide access to our site quickly. Additionally, our site design allows for flexibility to enhance the pages as well as expand them to accommodate advertising space or content for customers. Our site operates 24 hours a day, 7 days a week, in real time.

As the market for online video game services grows, we believe that the range of companies involved in the online video game industry will increase their efforts to develop products and services that will compete with our products and services.

Revenue Model

LeagueNow’s revenue model relies heavily on selling web page space for the placement of Internet-based advertising.  As such, the model relies mostly on the capability of the site to attract a large number of users that navigate and view several pages of the site.

On the Internet, advertisingagencies have standardized on the concept of CPM, which stands for ‘cost per thousand impressions.  The ‘C’and ‘P’stand for ‘cost’and ‘per,’respectively, the ‘M’stands for mil meaning ‘one thousand.’  The advertising industry tends to use the terms ‘impression’and ‘page view’interchangeably.

There are two primary variables that determine the success of a revenue model based on Internet-based advertising, namely the amount of pages viewed by visitors of the site (impressions), and the price that a given advertising agency is willing to pay for one thousand of pages viewed, or CPM.  Therefore, the objective of League is to achieve the highest number of page views that will result in a higher CPM and hence higher revenues.

LeagueNow’s strategy is to strengthen our Internet-based advertising revenue model. Currently, League Now relies entirely on generating revenues by selling Banner space via Google Adsense.  This strategy is for the initial phases of the site; our twelve month plan of operations includes contracting directly with the advertisers.  The Marketing personnel included in the planned staff levels shown later in this document will be responsible for devising and implementing campaigns to achieve this objective.

In addition to the revenues generated by the sales of banner space, LeagueNow will pursue other means of generation of alternative revenue streams. Additional revenues will be generated from users that take advantage of the Premium features we intend to offer at www.LeagueNow.com.   The development of the software necessary to implement the Premium features will be conducted by the staff to be retained as indicated in the staffing plan included in our twelve month plan of operations within this document. The additional future revenue streams of Premium features plan to include the following features based on the company’s ability to raise additional capital.

On-line Update of Game Statistics:

Currently, the users of ‘www.LeagueNow.com’ can enter the statistics of the games played manually.  One of the premium features that we intend to add to the site would allow the users to automatically retrieve the statistics generated when they complete playing a game.  The statistics automatically captured, contrary to those inputted manually, will be comprehensive and complete.  A monthly $2.00 fee will be charged to those users that would like to take advantage of this advance functionality when it is completed.

To date, we have not yet begun to implement this highly desired feature, League Now will develop a user interface, in this case a ‘web browser’ like interface that will capture the statistics on-line after the gamers finish playing a game.  The complete set of statistics will be used to update the LeagueNow.com databases.  By doing this way, the gamers will be relieved of having to input manually the information. We anticipate completing this objective within 90 days from receiving additional funding.

Ad Free Membership:

LeagueNow realizes that the majority of users benefit and appreciate the banner content displayed on selected pages of the site. However, we believe that a small percentage prefers not to be shown any information other than that strictly related to the online gaming experience while visiting the ‘www.LeagueNow.com site’. League Now will offer to members the option of paying a monthly fee for the ad banners or sponsor links not to be shown while they visit the site. A monthly $2.00 fee will be charged to those users that would like to take advantage of this advance functionality. We intend to implement this membership feature within the first quarter of receiving additional funds, at an estimated cost of $2,500.

Instant messaging capability for the user community:

To deploy instant messaging we will develop an instant messaging service. Instant messaging differs from e-mail in that conversations happen in real-time. This facility will be made available to the League Now registered member community only.  This feature will be a ‘Premium Feature’ of the site with a monthly fee of $1.00 associated to it. Messaging is very important for the user community, but it demands considerable resources to incorporate into the site.  We anticipate completing this objective within 180days from receiving additional funding with an initial budget of $150,000.

e-Commerce at LeagueNow.com:

LeagueNow plans to advertise Internet based video game related merchandise on its ‘www.LeagueNow.com’web site.  The users of League Now will be able to purchase merchandise by utilizing a user interface that will be part of the ‘www.LeagueNow.com’site.  League Now will add a markup to each transaction completed and the supplier will ship directly to the purchasing member thereby the company will not inventory any merchandise. League Now will assess a 5% markup on all e-Commerce transactions completed via ‘www.LeagueNow.com‘. We anticipate completing this objective within 180 days from receiving additional funding with an initial budget of $25,000.

MANAGEMENT DISCUSSION AND ANALYSIS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

3 Months Ended September 30, 2009

Our business plan has been to have LeagueNow grow its market share amongst the existing application service providers offering web-based services for the online video gaming industry.  This plan has been and continues to be subject to attaining additional financing. We have not been able to attain adequate financing to pursue our plan of operations and we cannot assure investors that adequate financing will be available. In the absence of our additional financing, we may be unable to proceed with our plan of operations. Even with additional financing within the next twelve months, we will require financing to potentially achieve our goal of profit, revenue and growth. In order to implement our business plan, we anticipate that our operational as well as general and administrative expenses for the next 12 months will total approximately $1,378,027.

We cannot satisfy our cash requirements for the next twelve months with our current cash. If we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. In the event we are not successful in reaching our revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we will suspend or cease operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

We have not been able to raise additional funds through either debt or equity offerings. Without this additional cash we have been unable to pursue our plan of operations and commence generating revenue. We believe that we may not be able to raise the necessary funds to continue to pursue our business operations. As a result of the foregoing, we have begun to explore our options regarding the development of a new business plan and have entered into preliminary discussions with a potential merger candidate.  To date no agreement has been entered into regarding such potential merger.

On July 1, 2008, we entered into an agreement with Grandview Capital, Inc., a financial consultant.  We have agreed to pay Grandview $5,000 per month for 12 months with the payment contingent upon us obtaining financing of no less than $500,000 or in the event we effectuate a change in control. For the three months ended September 30, 2009, we recorded consulting fees of $0. Additionally we have agreed to the following:

(i)
Placement Agent Fees: A fee equal to ten percent (10%) of the total amount of capital raised and cashless warrants equal to ten percent (10%) of the total amount of capital raised, subject to the exercise price of one hundred and twenty-five percent (125%) private placement.

(ii)
For Debt Financings: A fee equal to five percent (5%). If debt financing is in the form of a line of credit or other form of debt that is not funded in full at the closing, then the entire available loan amount shall be considered the total consideration against which our fees will be calculated.

(iii)	For any merger or acquisition: An amount equal to ten percent (10%) of the total consideration or value paid, payable in the same form as received by the Shareholders of the target or us.
(iv)	For a strategic alliance or customer: An amount equal to ten percent (10%) of the annual value of the alliance or single transaction.

Grandview Capital, Inc. is owed by Peter Goldstein who is the beneficial owner of Goldco Properties Limited Partnership which owns 1,000,000 shares of our common stock.

On June 24, 2009, League Now Holdings Corporation (“we” or the “Company”) entered into a binding letter of intent (the “Letter of Intent”) with Merit Times International Limited, a British Virgin Islands corporation (“Merit Times”).  Pursuant to the Letter of Intent, Merit Times and the Company was to commence the negotiation and preparation of a definitive share purchase agreement (the “Definitive Agreement”) whereby the Company, Merit Times and the shareholders of Merit Times will complete a share exchange transaction (the “Transaction”) on or before December 31, 2009, subject to certain conditions precedent to the closing of the Transaction.  Pursuant to the Letter of Intent, Merit Times was to  become a wholly-owned subsidiary of the Company.

On November 3, 2009 the Company entered into a Termination Agreement with Merit Times releasing the parties of any rights or obligations under or with respect to the letter of intent.

Results of Operations

For the three months ended September 30, 2009, we had $0 in revenue. Expenses for the three months ended September 30, 2009 totaled $7,315 resulting in a loss of $7,315. Expenses of $7,315 for the three months ended September 30, 2009 consisted of $6 for general and administrative expenses, $0 for consulting fees, $3,000 for salary to a related party, $3,509 for professional fees and  $800 for transfer agent fees.

For the three months ended September 30, 2008, we had $0 in revenue. Expenses for the three months ended September 30, 2008 totaled $22,406 resulting in a loss of $22,406. Expenses of $22,406 for the three months ended September 30, 2008 consisted of $3,000 for salary to a related party, $4,177 for professional fee, $15,000 for consulting fees and $229 payroll tax expense.

For the nine months ended September 30, 2009, we had $0 in revenue. Expenses for the nine months ended September 30, 2009 totaled $56,332 resulting in a loss of $56,332. Expenses of $56,332 for the nine months ended September 30, 2009 consisted of $90 for general and administrative expenses, $30,000 for consulting fees, $9,000 for salary to a related party, $14,539 for professional fee, $2,015 for transfer agent fees and $688 payroll tax expense.

For the nine months ended September 30, 2008, we had $0 in revenue. Expenses for the nine months ended September 30, 2008 totaled $49,923 resulting in a loss of $49,923. Expenses of $49,923 for the nine months ended September 30, 2008 consisted of $940 for general and administrative expenses, $9,000 for salary to a related party, $24,295 for professional fee, $15,000 for consulting fees and $688 payroll tax expense.

 Capital Resources and Liquidity

As of September 30, 2009 we had $0 in cash.

As reflected in the accompanying financial statements, we used cash in operations of $5,416 and had a net loss of $56,332 for the nine months ended September 30, 2009. These factors raise substantial doubt about its ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. Current actions are presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for us to continue as a going concern.

To date we have not been successful in reaching our initial revenue targets, additional funds are required to proceed with our business plan for the development and marketing of our core services. We are seeking additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

During the next few quarters we will pursue financing, strategic alliances and other potential transactions available to us as we can not currently satisfy our cash requirements for the next twelve months with our current cash and expected revenues without additional financing. Thereby, completion of our plan of operation is subject to attaining financing or a strategic alliance or adequate revenue and we cannot assure investors that we may be unable to proceed with our plan of operations.

We anticipate that our operational, and general & administrative expenses for the next 12 months will total approximately $1,378,027. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees until such time as we have successfully completed our financing. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

12 Months Ended December 31, 2008

Our plan of operations for the next 12 months is designed to have LeagueNow grow its market share amongst the existing application service providers offering web-based services for the online video gaming industry.

Currently,  ‘www.LeagueNow.com’ offers four (4) games, football, baseball, basketball, and hockey each identified by the market names Madden 2006, MLB 2006, NBA Live 2006, and NHL 2006 respectively. While the four (4) leagues are fully operational they need to be updated to reflect the current roster changes of the corresponding sports teams. In addition, the current plan of operations calls for the following:

Our plan of operations is subject to attaining additional financing. We cannot assure investors that adequate financing will be available. In the absence of our additional financing, we may be unable to proceed with our plan of operations. Even with additional financing within the next twelve months, we will require financing to potentially achieve our goal of profit, revenue and growth. We anticipate that our operational as well as general and administrative expenses for the next 12 months will total approximately $1,378,027.  The breakdown is as follows:

Staffing of Website Development	$918,500
Legal/Accounting	$17,000
Advertising & Marketing Expense	$25,000
Infrastructure and Information Technology Services	$164,851
Computer Hardware and Software	$132,676
General/Administrative	$120,000
Total	$1,378,027

We expect to increase the number of employees as identified above and by hiring two full time administrative employees once we have successfully completed our financing. We have not identified such employees nor had any discussions with potential candidates. Depending on business we may sub-contract with outsourced service entities to undertake certain activities on our behalf. At this time we have not entered into any agreements or negotiations with any service or staffing entities to undertake any activities on our behalf.

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent financings may vary significantly depending upon the exact amount of funds raised and status of our business plan.  In the event we are not successful in obtaining additional financing to support the continued operation of our business we would then not be able to proceed with our business plan for the development and marketing of our core products and services.

Should this occur, depending on market conditions and our plan of operations, we could incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our advertising to cover our operating expenses.

Results of Operations

For the year ended December 31, 2008, we had $1 in revenue. Expenses for the year ended December 31, 2008 totaled $73,034 resulting in a loss of $73,033. Expenses of $73,034 for the year ended consisted of $940 for general and administrative expenses, $30,000 for consulting fees, $12,000 for salary to a related party, $24,611 for professional fee, $4,565 for transfer agent fees and $918 payroll tax expense.

For the year ended December 31, 2007, we had $334 in revenue. Expenses for the year ended December 31, 2007 totaled $69,431 resulting in a loss of $69,097. Expenses of $69,431 for the year ended consisted of $60 for general and administrative expenses, $19,500 for consulting fees, $21,000 for salary to a related party, $26,805 for professional fee and $2,066 payroll tax expense.

Capital Resources and Liquidity

As of December 31, 2008 we had $3,789 in cash.

As reflected in the accompanying financial statements, we used cash in operations of $11,023 and had a net loss of $73,033 for the year ended December 31, 2008. These factors raise substantial doubt about its ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. Current actions are presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for us to continue as a going concern.

To date we have not been successful in reaching our initial revenue targets, additional funds are required to proceed with our business plan for the development and marketing of our core services. We are seeking additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

During the next few quarters we will pursue financing, strategic alliances and other potential transactions available to us as we can not currently satisfy our cash requirements for the next twelve months with our current cash and expected revenues without additional financing. Thereby, completion of our plan of operation is subject to attaining financing or a strategic alliance or adequate revenue and we cannot assure investors that we may be unable to proceed with our plan of operations.

We anticipate that our operational, and general & administrative expenses for the next 12 months will total approximately $1,378,027. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees until such time as we have successfully completed our financing. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use if estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”. This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent remains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS No. 160 affects those entities that have an outstanding non –controlling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. The adoption of FASB 162 is not expected to have a material impact on the Company’s financial position.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

DESCRIPTION OF PROPERTY

Our principal executive office location and mailing address is 4075 Carambola Circle North, Coconut Creek, Florida 33066.  Our telephone number is (954) 366-5079.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In September 2005, we issued 10,000,000 Restricted Shares of Common Stock to our founder, James Pregiato, in consideration for $10,000 ($0.001 per share), 2,500,000 to Phyllis Dominianni in consideration for $5,000 ($0.002 per share), and 1,000,000 shares to Global Business Resources, Inc., in consideration for $2,000 ($0.002 per share).   The Shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Act. No commission was paid to anyone in connection with the sale of shares to Ms. Dominianni or Global Business Resources, Inc.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of Common Stock. We anticipate applying for trading of our Common Stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares of Common Stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock:

As of the date of this registration statement, we had 44 shareholders of our Common Stock.

Rule 144 Shares:

As of January 31, 2008 there are 25,733,125 shares of our Common Stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After September 2006, the 13,500,000 Founder’s Shares issued to James Pregiato, Phyllis Dominianni, and Global Business Resources, Inc. became available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.  After October 2006, the 12,000,000 shares issued to James Pregiato for services rendered became available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.  After October  2006 the 120,000 total shares issued for services rendered became available for resale in accordance with the volume and trading limitations of Rule 144 of the Act.   After August 2007, the 113,125 shares of our Common Stock held by the thirty-two shareholders who purchased their shares in the Regulation D 506 offering by us became available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s Common Stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s Common Stock then outstanding which, in our case, would equal approximately 257,331 shares of our Common Stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants:

To date, we have not granted any stock options.

Registration Rights:

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Compensation of Executive Officers:

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended December 31, 2008 and 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

James Pregiato President, Chief Executive Officer and Director	2008	$12,000	0		0	0	0	0	$12,000
	2007	12,000	0		0	0	0	0	12,000

Option Grants Table.  There were no individual grants of stock options to purchase our Common Stock made to the executive officer named in the Summary Compensation Table through December 31, 2008 and 2007.

Aggregated Option Exercises and Fiscal Year-End Option Value Table.  There were no stock options exercised during the year ending December 31, 2008 and 2007, by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (‘LTIP’) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our Common Stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

LEAGUE NOW HOLDINGS CORPORATION
(A Development Stage Company)
FINANCIAL STATEMENTS

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

LEAGUE NOW HOLDINGS CORPORATION

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
League Now Holdings Corporation

We have audited the accompanying balance sheets of League Now Holdings Corporation as of December 31, 2008 and December 31, 2007, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of League Now Holdings Corporation as of December 31, 2008 and 2007 the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company used cash in operations of $11,023 and had a net loss of $73,033 for the year ended December 31, 2008. This raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 4. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
March 2, 2009

LEAGUE NOW HOLDINGS CORPORATION
BALANCE SHEETS

ASSETS

	December 31,
	2008	2007
CURRENT ASSETS

Cash	$3,789	$14,812

TOTAL ASSETS	$3,789	$14,812

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable	$65,947	$16,855
Accrued payroll	22,750	10,750
Accrued payroll taxes	2,984	2,066

TOTAL LIABILITIES	91,681	29,671

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIENCY

Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 25,733,125 and 25,733,125 shares issued and outstanding, respectively	25,733	25,733
Additional paid in capital	96,017	96,017
Accumulated deficit	(209,642)	(136,609)
Total Stockholders’ Deficiency	(87,892)	(14,859)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$3,789	$14,812

See accompanying notes to financial statements.

LEAGUE NOW HOLDINGS CORPORATION
STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2008	2007
REVENUE
Service revenue	$1	$334
	1	334

OPERATING EXPENSES
Salary - related party	12,000	21,000
Professional fees	24,611	26,805
Transfer agent fees	4,565	-
Consulting fees	30,000	19,500
Payroll tax expense	918	2,066
General and administrative	940	60
Total Operating Expenses	73,034	69,431

LOSS BEFORE PROVISION FOR INCOME TAXES	(73,033)	(69,097)

Provision for Income Taxes	-	-

NET LOSS	$(73,033)	$(69,097)

Net loss per share - basic and diluted	$-	$-

Weighted average number of shares outstanding during the period - basic and diluted	25,733,125	25,580,988

See accompanying notes to financial statements.

LEAGUE NOW HOLDINGS CORPORATION
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(73,033)	$(69,097)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	-	40,950
Changes in operating assets and liabilities:
Accounts receivable	-	461
Accrued payroll	12,000	4,850
Accrued payroll taxes	918	2,066
Deferred revenue	-	(128)
Accounts payable	49,092	6,855
Net Cash Used In Operating Activities	(11,023)	(14,043)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock	-	50
Capital contribution	-	1,500
Proceeds from exercise of stock options	-	2,000
Net Cash Provided By Financing Activities	-	3,550

NET DECREASE IN CASH	(11,023)	(10,493)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	14,812	25,305

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,789	$14,812

Supplemental disclosure of non cash investing & financing activities:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$-
Sale of common stock for subscription receivable	$-	$50

See accompanying notes to financial statements.

LEAGUE NOW HOLDINGS CORPORATION
STATEMENT OF STOCKHOLDERS' DEFICIENCY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Preferred Stock		Common Stock		Additional Paid-In	Deferred Stock Compensation	Accumulated Deficit
	Shares	Amount	Shares	Amount	Capital			Total

BALANCE, December 31, 2006	-	$-	24,653,125	$24,653	$61,597	$(9,000)	$(67,512)	$9,738

Exercise of stock options	-	-	1,000,000	1,000	1,000	-	-	2,000

Common stock issued for services	-	-	80,000	80	31,920	-	-	32,000

Amortization of deferred stock compensation	-	-	-	-	-	9,000	-	9,000

Capital contribution	-	-	-	-	1,500	-	-	1,500

Net loss, 2007	-	-	-	-	-	-	(69,097)	(69,097)

BALANCE, December 31, 2007	-	-	25,733,125	25,733	96,017	-	(136,609)	(14,859)

Net loss, 2008	-	-	-	-	-	-	(73,033)	(73,033)

BALANCE, December 31, 2008	-	$-	25,733,125	$25,733	$96,017	$-	$(209,642)	$(87,892)

See accompanying notes to financial statements.

LEAGUE NOW HOLDINGS CORPORATION
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008 AND 2007

NOTE 1        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)  Organization

League Now Holdings Corporation was incorporated under the laws of the State of Florida on September 21, 2005. The Company operates under the domain name,  www.leaguenow.com  as an application service provider offering web-based services for online video game users. The Company’s strategy is directed toward the satisfaction of our registered members by offering integrated internet technology for the online video game industry that quickly and easily allows individuals to enter and play in  peer organized leagues in the United States and worldwide, 24 hours a day, 7 days a week.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Website Costs

The Company has adopted the provisions of Emerging Issues Task Force 00-2, “Accounting for Web Site Development Costs.” Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be three years.

(E) Revenue Recognition

The Company recognizes revenue from membership fees over the membership period.  Fees billed in advance are recorded as deferred revenue and recognized over the service period.  The company recognizes revenue on banner  advertising at the time the advertising is displayed in accordance with the criteria in Staff Accounting Bulletin 104,    Revenue Recognition    (SAB 104).  The criteria in SAB 104 requires that revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product or performance of the service has occurred, no significant company obligations with regard to implementation or integration exist, the fee is fixed or determinable and collectibility is reasonably assured.

(F) Long-Lived Assets

The Company accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 142 and 144”). In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

(G) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of December 31, 2008 and 2007, there were no common share equivalents outstanding.

(H) Business Segments

The Company operates in one segment and therefore segment information is not presented.

LEAGUE NOW HOLDINGS CORPORATION
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008 AND 2007

(I) Stock Based Compensation

Shares, warrants and options issued to non-employees for services are accounted for in accordance with SFAS 123(R) and Emerging Issues Task Force Issue No. 96-18 (“    EITF 96-18”), “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or In Conjunction with Selling Goods or Services” whereby the fair value of such option and warrant grants is determined using the Black-Scholes Model at the earlier of the date at which the non-employee’s performance is completed or a performance commitment is reached.

(J) Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent remains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners.  SFAS No. 160 affects those entities that have an outstanding non –controlling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Early adoption is prohibited.  The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133”    (SFAS    161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows.    SFAS    161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to    SFAS    161 must provide more robust qualitative disclosures and expanded quantitative disclosures.    SFAS    161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. The adoption of FASB 162 is not expected to have a material impact on the Company’s financial position.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

LEAGUE NOW HOLDINGS CORPORATION
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008 AND 2007

(K) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”).  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of December 31, 2008, the Company has a net operating loss carry forward of $209,642 available to offset future taxable income through 2028. The valuation allowance at December 31, 2008 was $78,888. The net change in the valuation allowance for the year ended December 31, 2008 was an increase of $27,482.

(L) Financial Instruments

The carrying amounts reported in the balance sheet for the accounts payable and accrued expenses approximate fair value based on the short term maturity of these instruments.

NOTE 2         EMPLOYMENT AGREEMENT

On October 1, 2005 the Company entered into an employment agreement with its President.  The President is to be paid $12,000 per annum for a period of two years and receive 12,000,000 shares of common stock valued at $24,000, ($.002 per share) on the date of issuance. The Agreement automatically extends for additional terms of successive one-year periods unless the company or the executive gives written notice to the other of the termination at least 30 days prior to the expiration of the one-year period.  At December 31, 2008 and 2007, the Company’s President was owed accrued salary of $22,750 and $10,750, respectively.

NOTE 3         CONSULTING AGREEMENTS

On July 1, 2008 the Company entered an agreement with a financial consultant.  The Company agreed to pay the consultant $5,000 monthly for 12 months. Payment is contingent upon the company obtaining financing of no less than $500,000 USD or if there is a change in control. For the years ended December 31, 2008 and December 31, 2007, the Company recorded consulting fees of $30,000 and $0, respectively.

Additionally the Company has agreed to the following:

(i)  Placement Agent Fees: A fee equal to ten percent (10%) of the total amount of capital raised and cashless warrants equal to ten percent (10%) of the total amount of capital raised, subject to the exercise price of  one hundred and twenty-five percent (125%) private placement.

(ii) For Debt Financings: A fee equal to five percent (5%). If debt financing is in the form of a line of credit or other form of debt that is not funded in full at the closing, then the entire available loan amount shall be considered the total consideration against which our fees will be calculated.

(iii) For any merger or acquisition: An amount equal to ten percent (10%) of the total consideration or value paid, payable in the same form as received by the Shareholders of the target or the Company.

(iv) For a strategic alliance or customer: An amount equal to ten percent (10%) of the annual value of the alliance or single transaction.

NOTE 4         GOING CONCERN

As reflected in the accompanying financial statements, the Company used cash in operations of $11,023 and had a net loss of $73,033 for the year ended December 31, 2008. These factors raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

LEAGUE NOW HOLDINGS CORPORATION
CONDENSED BALANCE SHEETS

ASSETS
	September 30, 2009 (Unaudited)	December 31, 2008
CURRENT ASSETS

Cash	$-	$3,789

TOTAL ASSETS	$-	$3,789

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable	$107,175	$65,947
Accrued payroll	31,750	22,750
Accrued payroll taxes	3,672	2,984
Note payable	1,627	-

TOTAL IABILITIES	144,224	91,681

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY DEFICIENCY

Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	$-	$-
Common stock, $0.001 par value, 100,000,000 shares authorized, 4,288,879 and 4,288,879 shares issued and outstanding, respectively	429	429
Additional paid in capital	121,321	121,321
Accumulated deficit	(265,974)	(209,642)
Total Stockholders’ Deficiency	(144,224)	(87,892)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$-	$3,789

See accompanying notes to condensed unaudited financial statements

LEAGUE NOW HOLDINGS CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
REVENUE
Service revenue	$-	$-	$-	$-
	-	-	-	-

OPERATING EXPENSES
Salary - related party	3,000	3,000	9,000	9,000
Professional fees	3,509	4,177	14,539	24,295
Transfer agent fees	800	-	2,015	-
Consulting fees	-	15,000	30,000	15,000
Payroll tax expense	-	229	688	688
General and administrative	6	-	90	940
Total Operating Expenses	7,315	22,406	56,332	49,923

LOSS BEFORE PROVISION FOR INCOME TAXES	(7,315)	(22,406)	(56,332)	(49,923)

Provision for Income Taxes	-	-	-	-

NET LOSS	$(7,315)	$(22,406)	$(56,332)	$(49,923)

Net loss per share - basic and diluted	$-	$-	$-	$-

Weighted average number of shares outstanding during the period - basic and diluted	4,288,879	4,288,879	4,288,879	4,288,879

See accompanying notes to condensed unaudited financial statements

LEAGUE NOW HOLDINGS CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(56,332)	$(49,923)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accrued payroll	9,000	9,000
Accrued payroll taxes	688	688
Accounts payable	41,228	29,210
Net Cash Used In Operating Activities	(5,416)	(11,025)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	1,627	-
Net Cash from financing activities	1,627	-

NET INCREASE IN CASH	(3,789)	(11,025)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,789	14,812

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$-	$3,787

Supplemental disclosure of non cash investing & financing activities:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$-

See accompanying notes to condensed unaudited financial statements

LEAGUE NOW HOLDINGS CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
(UNAUDITED)

NOTE 1              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying unaudited financial statements are presented in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal occurring accruals) considered necessary in order to make the financial statements not misleading, have been included. Operating results for the three and nine months ended September 30, 2009 are not necessarily indicative of results that may be expected for the year ending December 31, 2009. The financial statements are presented on the accrual basis.

 (B) Organization

League Now Holdings Corporation was incorporated under the laws of the State of Florida on September 21, 2005. The Company operated under the domain name,  www.leaguenow.com  as an application service provider offering web-based services for online video game users. The Company’s strategy wass directed toward the satisfaction of our registered members by offering integrated internet technology for the online video game industry that quickly and easily allows individuals to enter and play in  peer organized leagues in the United States and worldwide, 24 hours a day, 7 days a week.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(D) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.” As of September 30, 2009 and 2008, there were no common share equivalents outstanding.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Recent Accounting Pronouncements

In June 2009, the FASB issued ASC 860 “Transfers and Servicing” which improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. ASC 860 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of ASC 860 will have on its financial statements.

In June 2009, the FASB issued ASC 810 which improves financial reporting by enterprises involved with variable interest entities. ASC 810 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of ASC 810 will have on its financial statements.

In June 2009, the FASB issued ASC No. 105 “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162”. The FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. ASC 105 is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in ASC 105. All other accounting literature not included in the Codification is nonauthoritative. The Company is evaluating the impact the adoption of ASC 105 will have on its financial statements.

(H) Financial Instruments

The carrying amounts reported in the balance sheet for the accounts payable and accrued expenses approximate fair value based on the short term maturity of these instruments.

(I) Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

NOTE 2              EMPLOYMENT AGREEMENT

On October 1, 2005 the Company entered into an employment agreement with its President.  The President is to be paid $12,000 per annum for a period of two years and receive 12,000,000 shares of common stock valued at $24,000, ($.002 per share) on the date of issuance. The Agreement automatically extends for additional terms of successive one-year periods unless the company or the executive gives written notice to the other of the termination at least 30 days prior to the expiration of the one-year period.  At September 30, 2009 and December 31, 2008, the Company’s President was owed accrued salary of $31,750 and $22,750, respectively.

NOTE 3              CONSULTING AGREEMENTS

On July 1, 2008 the Company entered an agreement with a financial consultant.  The Company agreed to pay the consultant $5,000 monthly for 12 months. Payment is contingent upon the company obtaining financing of no less than $500,000 USD or if there is a change in control. For the six months ended June 30, 2009, the Company recorded consulting fees of $30,000.  This agreement expired on June 30, 2009.

Additionally the Company has agreed to the following:

(i)  Placement Agent Fees: A fee equal to ten percent (10%) of the total amount of capital raised and cashless warrants equal to ten percent (10%) of the total amount of capital raised, subject to the exercise price of one hundred and twenty-five percent (125%) private placement.

(ii) For Debt Financings: A fee equal to five percent (5%). If debt financing is in the form of a line of credit or other form of debt that is not funded in full at the closing, then the entire available loan amount shall be considered the total consideration against which our fees will be calculated.

(iii) For any merger or acquisition: An amount equal to ten percent (10%) of the total consideration or value paid, payable in the same form as received by the Shareholders of the target or the Company.

(iv) For a strategic alliance or customer: An amount equal to ten percent (10%) of the annual value of the alliance or single transaction.

NOTE 4              NOTE PAYABLE

On August 1, 2009 the Company borrowed $1,627 from the officer of the company. The note is non-interesting bearing and is due in one year.

NOTE 5             STOCKHOLDERS EQUITY

On May 29, 2009, the Company's stockholders approved a 1 for 6 reverse stock split for its common stock. As a result, stockholders of record at the close of business on July 1, 2009, received one share of common stock for every six shares held. Common stock, additional paid-in capital, share and per share data for prior periods have been restated to reflect the stock split as if it had occurred at the beginning of the earliest period presented.

NOTE 6             GOING CONCERN

As reflected in the accompanying condensed financial statements, the Company used cash in operations of $1,627 and had a net loss of $56,332 for the nine months ended September 30, 2009 in addition, the Company had a working capital deficiency of $144,224 and a stockholders deficiency of $144,224. These factors raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 7              SUBSEQUENT EVENT

On October 30, 2009 the Company borrowed $1,210 from the officer of the company. The note is non-interesting bearing  and is due in one year.

On June 24, 2009, League Now Holdings Corporation (“we” or the “Company”) entered into a binding letter of intent (the “Letter of Intent”) with Merit Times International Limited, a British Virgin Islands corporation (“Merit Times”). Pursuant to the Letter of Intent, Merit Times and the Company were to commence the negotiation and preparation of a definitive share purchase agreement (the “Definitive Agreement”) whereby the Company, Merit Times and the shareholders of Merit Times will complete a share exchange transaction (the “Transaction”) on or before December 31, 2009, subject to certain conditions precedent to the closing of the Transaction. Pursuant to the Letter of Intent, Merit Times was to become a wholly-owned subsidiary of the Company.

On November 3, 2009 the Company entered into a Termination Agreement with Merit Times releasing the parties of any rights or obligations under or with respect to the letter of intent.

The Company evaluated subsequent events through November 10, 2009, the date the condensed financial statements were issued and concluded there were no additional material subsequent events other than those disclosed.

LEAGUE NOW HOLDINGS CORPORATION
38,876 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALEIS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The General Corporation Law of Florida provides that directors, officers, employees or agents of Florida corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the Florida Corporate Law. Article VII of our By-Laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the Florida Law. Our By-Laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$4.08
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$10,000
Legal fees and expense	$15,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$25,004.08

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Florida in September 2005 and 10,000,000 shares of Common Stock were issued James Pregiato for $10,000 and 2,500,000 shares were issued to Phyllis Dominianni for $5,000, and 1,000,000 shares to Global Business Resources Inc.for $2,000.  Peter Goldstein is the principal of Global Business Resources, Inc., a shareholder of League Now Holdings Corp., and he is also an affiliate of a registered broker/dealer, Grandview Capital Partners, Inc.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘Act’) and were issued to these individuals as founders shares. These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a ‘public offering’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a ‘public offering.’ Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.  In July 2009, we effectuated a 6 for 1 reverse stock split decreasing the founders shares issued.

In October of 2005 we issued a total 12,120,000 shares to the shareholders listed below for services rendered to the Company, such shares were valued at $0.40 per share. In July 2009, we effectuated a 6 for 1 reverse stock split.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘Act’) and were issued to these individuals for services rendered to the Company. These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a ‘public offering’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a ‘public offering.’ Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.  Anslow & Jaclin, LLP subsequently distributed its 20,000 shares in the following manner: Richard Anslow-8,000 shares, Gregg E. Jaclin-7,000 shares, Kristina Trauger-1,500 shares, Gary Eaton-1,500 shares, Eric Stein-500 shares. Asher Ailey-500 shares, Stephen Galleto-500 shares and Jennifer Ranucci-500 shares.  These shares were transferred in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘Act’).

** These numbers are adjusted based on the 6 for 1 reverse split that was effective on July 1, 2009.

Martin Scott CFO Consulting Services, Inc.	8,334
Network Transformation, Inc.	8,334
Anslow & Jaclin, LLP	3,337
James Pregiato	2,000,000

In August 2006, we completed a Regulation D Rule 506 offering in which we sold 113,125 shares of Common Stock to 31 investors, at a price per share of $.40 for an aggregate offering price of $45,250. In July of 2009, we effectuated a 6 for 1 reverse stock split.  The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Brian S. John	417
Richard Miller	625
Inge Goldstein	209
Martin Scott	625
Donald A. Mitchell	834
Ella Chesnutt	209
Edward Cohen	125
Scott Rhodes	834
Foundation Enterprises, LLC	625
Robert L. Cohen	417
Mark B. Epstein	1,000

Charlene Shiffman	167
Phillip Lyons	167
Keith Wasserstrom	209
K & K Investment Enterprises, Inc.	2,084
Kenneth Debritto	208
Rajhansa Family Trust	834
Benjamin D. Cohen	209
Robert A. Longo	105
Caitlin Rogers	105
Max Dallman	105
Frances Pregiato	105
Kelly Painter	105
Jamie Fontaine	105
Louis DeLucia	105
Terence J. Delahunty	834
Gerald and Jane Krasker	834
Jill Krasker	209
Kimberly Gonzales	2,084
John Divine	2,084
William Flynn	417

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an ‘investment company’ within the meaning of the Federal Securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in August 2006 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of Webb & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1

 * Incorporated by reference to the Registration Statement filed on Form SB-2 on February 1, 2008

ITEM 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘Calculation of Registration Fee’ table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, Officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the Registrant will, unless in

The opinion of its Counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(D) Undertaking pursuant to Item 512(g) of Regulation S-B:

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

1. If the small business issuer is relying on Rule 430B (ss. 230. 430B of this chapter):

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss. 230. 424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss. 230. 424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii), or (x) (ss. 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

2. If the small business issuer is subject to Rule 430C (ss. 230. 430C of this chapter), include the following: Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Coconut Creek, State of Florida on January 12, 2010.

LEAGUE NOW HOLDINGS CORPORATION

/s/ James Pregiato
JAMES PREGIATO
President, Chief Executive Officer, Principal Financial & Accounting Officer, Secretary, Treasurer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Pregiato and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of League Now Holdings Corporation.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/ James Pregiato	President, Chief Executive Officer,
	James Pregiato	Principal Financial and Accounting Officer and Chairman of the Board of Directors